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                                                                     EXHIBIT 4.1



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                        BROOKFIELD PROPERTIES CORPORATION



                                SHARE OPTION PLAN


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   ESTABLISHED BY THE BOARD OF DIRECTORS OF BROOKFIELD PROPERTIES CORPORATION
                               ON NOVEMBER 7, 1990



                                FEBRUARY 5, 2004


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                        BROOKFIELD PROPERTIES CORPORATION

                                SHARE OPTION PLAN

SECTION 1:  GENERAL PROVISION

1.1  Purpose

     The purpose of the Share Option Plan (the "Plan") of Brookfield Properties Corporation (herein called the "Corporation") is to advance the interests of the Corporation by (i) providing Eligible Persons with additional incentive; (ii) encouraging stock ownership by such Eligible Persons; (iii) increasing their proprietary interest in the success of the Corporation;
     (iv) encouraging Eligible Persons to remain with the Corporation or its Subsidiaries; and (v) attracting new employees, officers and directors.

1.2  Administration

     (a) The Plan shall be administered by the Board of Directors of the Corporation (the "Board").

     (b) Subject to the limitations of the Plan, the Board shall have the authority: (i) to grant options to acquire common shares of the Corporation (the "Common Shares") to Eligible Persons; (ii) to determine the terms, limitations, restrictions and conditions upon such grants; (iii) to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and
          (iv) to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable. The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

1.3  Interpretation

     For the purposes of the Plan, the following terms shall have the following meanings:

     (a) "Eligible Persons" means officers or employees of the Corporation, officers or employees of any subsidiary, and non-management directors of the Corporation only in respect of options granted prior to February 4, 2004;

     (b) "Options" means options to acquire Common Shares granted under the Plan;

     (c) "Participants" means Eligible Persons to whom Options have been granted;

     (d) "Subsidiary" means any company that is a subsidiary of the Corporation as defined in section 1(4) of the Securities Act (Ontario); and

     (e) "Underlying Share" means a Common Share issuable upon the exercise of an Option.

     Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

     The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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1.4  Shares Reserved

     (a) All shares of the Corporation issued under the Plan shall be Common Shares in the capital stock of the Corporation. Options may be granted in respect of authorized and unissued Common Shares.

          The maximum number of Common Shares ("Specified Maximum") which may be reserved for issuance under the Plan shall be 9,000,000(1) Common Shares. The Specified Maximum is subject to adjustment in accordance with the provisions of the Plan.

          The aggregate number of Common Shares reserved for issuance to any one person under the Plan shall not exceed 5% of the outstanding Common Shares (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other share compensation arrangement (as defined under the applicable rules of the Toronto Stock Exchange (the "TSX Rules")) of the Corporation.

          Any Common Shares subject to an Option which has been granted under the Plan, which for any reason is cancelled or terminated without having been exercised, shall again be available for grants under the Plan. No fractional shares shall be issued, and the Board may determine the manner in which fractional share value shall be treated.

     (b) In the event of any change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other corporate change, or in the event of any issue of rights pursuant to a shareholder rights plan or other similar plan the Board shall make, subject to the prior approval of the relevant stock exchanges, appropriate substitution or adjustment in (i) the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and (ii) the number and kind of shares subject to unexercised Options theretofore granted and in the Exercise Price of such Options; provided, however, that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares. In the event of the reorganization of the Corporation or the amalgamation, merger or consolidation of the Corporation with another corporation, or the payment of a special or extraordinary dividend, the Board may make such provision for the protection of the rights of Participants as the Board in its discretion deems appropriate.

1.5  Non-Exclusivity

     Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approval.

1.6  Amendment and Termination

     (a) The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required approval, including pre-clearance of such action by the Toronto Stock Exchange (the "TSX"). No amendment shall be made without shareholder approval which shall (i) increase (except in accordance with the provisions of the Plan) the Specified Maximum such that the aggregate of the Specified Maximum and the maximum number of Common Shares reserved for issuance pursuant to all of the Corporation's other "share compensation arrangements", as such term is defined under the TSX Rules could result, at any time, in the number of Common Shares reserved

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(1) The Specified Maximum was increased from 4,500,000 at the February 5, 2004 meeting of the board or directors; provided that such change is subject to the approval of the shareholders.

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          for issuance under the Plan and all other "share compensation arrangements" of the Corporation exceeding 10% of the "outstanding issue", as such term is defined under the TSX Rules; or (ii) materially increase the benefits accruing to Participants. No such amendments, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant. In the event of termination of the Plan, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

     (b) With the consent of the Participant affected thereby and subject to pre-clearance by the TSX and regulatory approval, if any, the Board may amend or modify any outstanding Option provided that without shareholder approval no amendment shall be made which is equivalent to the establishment of a new Option, or which materially amends an Option held by an "insider", as such term is defined under the TSX Rules.

1.7  Compliance with Legislation

     The Board may postpone any exercise of any Option or the issue of any Underlying Shares pursuant to the Plan for such time as the Board in its discretion may deem necessary in order to permit the Corporation to effect or maintain registration of the Plan or the Common Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that such shares and the Plan are exempt from such registration. The Corporation shall not be obligated by any provision of the Plan or grant thereunder to sell or issue Common Shares in violation of the law of any government having jurisdiction therein. In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with a stock exchange on which such Common Shares are listed for trading.

SECTION 2:  OPTIONS

2.1  Grants

     Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of the Underlying Shares, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of the Underlying Shares may be forfeited. An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2  Option Exercise Price

     The Board shall establish the exercise price ("Exercise Price") of each Option at the time such Option is granted, which shall equal the closing price of a Common Share on the TSX, for Canadian Participants, or the New York Stock Exchange, for U.S. Participants, on the last trading day preceding the date of grant of such Option, and shall, in all cases, be not less than such amount required by applicable regulatory authorities from time to time.

     The Exercise Price shall be subject to adjustment in accordance with the provisions of Section 1.4(b) hereof.


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2.3  Exercise of Options

     (a) An Option may be exercised at the election of a Participant by the purchase of the Underlying Shares at the Exercise Price specified for such Option.

     (b) Options shall not be exercisable later than 10 years after the date of grant.

     (c) The Board may determine when any Option shall become vested and exercisable and may determine that the Option shall be vested and exercisable in installments.

     (d) Except as otherwise determined by the Board: (i) in the event that a Participant ceases to be an Eligible Person for any reason other than death, retirement or disability, each of the Options held by the Participants shall cease to be exercisable after the date of termination of employment; (ii) in the event of termination of employment or ceasing to be a director as a result of retirement, all of the Participant's Options shall continue in force notwithstanding the termination of his or her employment or ceasing to be a director; and (iii) in the event of death, the legal representatives of a Participant may exercise the Participant's vested Options within six months after the date of the Participant's death to the extent such Options were by their terms vested and exercisable prior to the Participant's death or within the period of six months following his the Participant's death; but for greater certainty no Option shall be exercisable after its stated termination date.

     (e) Each Option shall be confirmed by an agreement (an "Option Agreement") executed by the Corporation and by the Participant.

     (f) If, as and when any Common Shares have been duly issued upon the exercise of an Option and in accordance with the terms of such Option and the Plan and any regulations made hereunder, such Underlying Shares shall be conclusively deemed allotted as fully paid and non-assessable shares of the Corporation.

     (g) Options granted pursuant to the Plan may be assigned by the Participant to: (i) the Participant's spouse (as defined in the Income Tax Act (Canada)); (ii) a trust, the trustee of which is the Participant and the beneficiaries of which are one or more of the Participant and the Participant's spouse, minor children or minor grandchildren; or (iii) a corporation controlled by the Participant (within the meaning of the Canada Business Corporations Act (Ontario)), the shares of which are held directly or indirectly by the Participant, the Participant's spouse, minor children or minor grandchildren. Notwithstanding a permitted assignment under the Plan, an assigned Option shall be deemed, for the purposes of compliance with the policies of the relevant stock exchanges, to be held by the Participant to whom the Option was initially granted.

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SECTION 3.  APPROVAL

3.1  APPROVAL

     The Plan was approved by the directors of the Corporation on November 7, 1990.

3.2  AMENDMENT

     The Plan was amended by the directors of the Corporation on February 9, 1998. Shareholder approval of the February 9, 1998 amendment was given at the annual and special meeting of the Corporation held on April 29, 1998.

     The Plan was amended and restated by the directors of the Corporation on February 5, 2004 to (i) eliminate the market growth feature, (ii) to delete directors of the Corporation as eligible persons under the Plan except for options granted to non-management directors prior to that date, (iii) to delete references to the pension plan and (iv) subject to approval of the shareholders of the Corporation, to increase the Specified Maximum to 9,000,000.


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                       REGULATIONS UNDER SHARE OPTION PLAN

1. In these regulations, words defined in the Plan and not otherwise defined herein shall have the same meaning as set forth in the Plan.

          (a) "year" with respect to any Option granted under the Plan means the period of 12 months commencing on the date of the granting of such Option or on any anniversary thereof.

2. No Option shall be granted under the Plan unless recommended by the Human Resources and Compensation Committee of the Board.

3. Not less than 100 Common Shares may be acquired at any one time except where the remainder totals less than 100.

4. In the event that the legal representatives of a Participant who has died exercises the Participant's Option in accordance with the terms of the Plan, the Corporation shall have no obligation to issue the Common Shares until evidence satisfactory to the Corporation has been provided by such legal representatives that such legal representatives are entitled to acquire the Common Shares under the Plan.

5. Common Shares duly acquired under the terms of an Option shall be registered in the name of the Participant and a share certificate representing the number of such Common Shares shall be issued in the name of the Participant, his or her legal representatives or as he, she or they may direct.


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